UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 13, 2013

Federal National Mortgage Association
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-50231	52-0883107
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3900 Wisconsin Avenue, NW, Washington, District of Columbia		20016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	202-752-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 13, 2013, Fannie Mae (formally, the Federal National Mortgage Association) appointed Terence W. Edwards, age 58, as Executive Vice President and Chief Operating Officer of the company, effective as of that date.

Prior to becoming Fannie Mae’s Executive Vice President and Chief Operating Officer, Mr. Edwards served as Fannie Mae’s Executive Vice President—Credit Portfolio Management, a position he held since September 2009, when he joined Fannie Mae. As Chief Operating Officer, Mr. Edwards has responsibility for overseeing the execution of Fannie Mae’s key strategic initiatives and also has retained responsibility for the credit portfolio management organization. Prior to joining Fannie Mae, Mr. Edwards served as the President and Chief Executive Officer of PHH Corporation, a leading outsource provider of mortgage and fleet management services, from January 2005 to June 2009. Mr. Edwards was also a member of the Board of Directors of PHH Corporation from January 2005 through June 2009.

PHH Corporation is a Fannie Mae counterparty and Mr. Edwards continued to receive compensation from PHH Corporation following his separation from the company until March 2012. For a description of Fannie Mae’s transactions with PHH Corporation in 2012 and the compensation Mr. Edwards received from PHH Corporation following his separation from the company, refer to "Certain Relationships and Related Transactions, and Director Independence—Transactions with Related Persons—Transactions with PHH Corporation" in Fannie Mae’s Annual Report on Form 10-K for the year ended December 31, 2012 (the "2012 Form 10-K"). This portion of Fannie Mae’s 2012 Form 10-K is incorporated herein by reference.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal National Mortgage Association

September 13, 2013	By:	/s/ Timothy J. Mayopoulos

Name: Timothy J. Mayopoulos
Title: President and Chief Executive Officer